EXHIBIT 23-d

                              BK Associates, Inc.
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 o Fax (516) 365-6287




                                 August 8, 2003


                         CONSENT OF BK ASSOCIATES, INC.


     We hereby consent to the incorporation by reference in this Registration Statement No. 333-106789 of Morgan Stanley on Form S-3 of the references to us appearing in Note 19 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and Note 14 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003.


                                            BK ASSOCIATES, INC.


                                            /s/ John F. Keitz
                                            ---------------------------
                                            Name:  John F. Keitz
                                            Title: President